UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		December 28, 2018

HAMILTON BEACH BRANDS HOLDING COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	001-38214	31-1236686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4421 WATERFRONT DR, GLEN ALLEN, VA		23060
(Address of principal executive offices)		(Zip code)

(804) 273-9777
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Item 1.01   Entry Into a Material Definitive Agreement.

Effective December 31, 2018, Mr. Alfred M. Rankin, Jr. will retire as the Executive Chairman of Hamilton Beach Brands Holding Company (the “Company”). In order to facilitate a smooth transition, Mr. Rankin will continue to serve as the non-executive Chairman of the Board of Directors of the Company and he will provide consulting services to the Company under the terms of the Consulting Agreement which was approved by the Board of Directors of the Company on December 27, 2018 (the “Consulting Agreement”).

Under the terms of the Consulting Agreement, Mr. Rankin will support the President and Chief Executive Officer of the Company upon request. Mr. Rankin will have the sole discretion to determine the work schedule and the manner in which the consulting services will be performed but, in no event will he be required to perform services under the Consulting Agreement in excess of twenty (20) hours a month. The Company will pay Mr. Rankin a monthly consulting fee of $41,666.67. The Consulting Agreement will continue in effect until January 1, 2020, at which time it will be automatically renewed for successive one (1) year periods unless either party provides written notice to the other party at least thirty (30) days prior to the expiration of the initial term of this Agreement or any renewal term.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of, and Appointment of Director

Mr. Rankin has been appointed the non-executive Chairman of the Board of Directors of the Company effective January 1, 2019.

Director Compensation

Mr. Rankin, as the non-executive Chairman of the Board of Directors of the Company, will receive an annual retainer of $250,000 ($150,000 of which will be paid in restricted shares of HBBHC Class A Common Stock under the Hamilton Beach Holding Company Non-Employee Directors’ Equity Compensation Plan and $100,000 of which will be paid in cash) payable quarterly in arrears. In addition, as a non-employee director, Mr. Rankin will receive Company-paid life insurance premiums in the amount of $447, other Company-paid premiums for accidental death and dismemberment insurance for himself and his spouse, and up to $5,000 per year in matching charitable contributions.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99	Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 28, 2018		HAMILTON BEACH BRANDS HOLDING COMPANY

		By:	/s/ Dana B. Sykes
Dana B. Sykes
Vice President, General Counsel and Secretary